UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2007

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Florida	65-1129912
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 28, the Board of Directors of Puda Coal, Inc. (the “Company”) established an Audit Committee consisting of two members, Lawrence S. Wizel and Jianfei Ni. The Board determined that Mr. Wizel and Mr. Ni are “independent directors” as that term is defined in NASDAQ Marketplace Rule 4200(a)(15) and that Mr. Wizel is an “audit committee financial expert” as that term is defined in Item 407 of Regulation S-K promulgated by the SEC. Mr. Wizel was appointed as the chair of the Audit Committee. The Board adopted an audit committee charter attached hereto as Exhibit 3.1 and that to the full extent permitted by applicable law, the Audit Committee will exercise the powers and duties as set forth in the audit committee charter.

(d) Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this report.

Exhibit No.  Description

3.1	Audit Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: September 4, 2007	By:	/s/ Wenwei Tian
Wenwei Tian Chief Operating Officer